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                                                                     EXHIBIT 5.1

              [Allegiance Telecom, Inc. Law Department Letterhead]

                                 March 30, 1999

Allegiance Telecom, Inc.
1950 Stemmons Freeway, Suite 3026
Dallas, Texas  75207

Re: Allegiance Telecom, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

     I am the Senior Vice President, General Counsel and Secretary of Allegiance Telecom, Inc., a Delaware corporation (the "Company"). I am issuing this opinion in connection with the proposed registration by the Company of 649,248 shares of its common stock, par value $.01 per share, that may be issued from time to time by the Company upon the exercise of its warrants (the "Warrant Shares"), pursuant to a Registration Statement on Form S-1, filed with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Warrant Shares are issuable upon exercise of the Company's 445,000 warrants in accordance with the Warrant Agreement, dated as of February 3, 1998, between the Company and The Bank of New York, as the warrant agent.

     In that connection, I have examined such corporate proceedings, documents, records and matters of law as I have deemed necessary to enable me to render this opinion.

     For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of all documents submitted to me as copies. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, I have relied upon the statements and representations of the Company's officers and other representations of the Company and others.

     My opinion expressed below is subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), or (c) public policy considerations which may limit the rights of parties to obtain certain remedies.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, I hereby advise you that in my opinion:
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Allegiance Telecom, Inc.
March 30, 1999
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     (1)  The warrants are duly authorized and validly issued in accordance with the terms of the Warrant Agreement.

     (2) The issuance of the Warrant Shares has been duly authorized by all necessary corporate action on the part of the Company, and when (a) the Warrant Shares are issued in accordance with the terms of the Warrant Agreement, (b) the full consideration has been paid for such Warrant Shares as required by the terms of the Warrant Agreement, and
          (c) certificates representing the Warrant Shares have been duly executed and delivered on behalf of the Company and duly countersigned by the Company's transfer agent/registrar, the Warrant Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

     I express no opinion as to any laws other than the General Corporation Law of the State of Delaware and the federal law of the United States of America. I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states or securities laws of foreign jurisdictions to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the applicable law be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                                  Very truly yours,

                                                  /s/ Mark B. Tresnowski

                                                  MARK B. TRESNOWSKI
                                                  Senior Vice President,
                                                  General Counsel and Secretary